UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2024
Pinstripes Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1150 Willow Road
Northbrook, IL 60062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (847) 480-2323

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PNST	New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock, exercise price of $11.50 per share	PNST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 3.01—Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 17, 2024, the New York Stock Exchange (the “NYSE”) notified Pinstripes Holdings, Inc. (the “Company”) and publicly announced that the NYSE has determined to (a) commence proceedings to delist the Company’s Public Warrants which were previously issued in connection with Banyan Acquisition Corp.’s initial public offering (the “Public Warrants”), each warrant exercisable for one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an exercise price of $11.50 per share, and listed to trade on the NYSE under the symbol “PNST.WS” and (b) immediately suspend trading of the Public Warrants due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual.

Trading in the Company’s Class A Common Stock will be unaffected and will continue on the NYSE under the symbol “PNST,” subject to the Company's continued compliance with the NYSE's other continued listing requirements.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinstripes Holdings, Inc.

Dated: December 20, 2024	/s/ Anthony Querciagrossa
Anthony Querciagrossa
Chief Financial Officer